Exhibit 23.6

CONSENT OF SANDLER O’ NEILL & PARTNERS, L.P.

We hereby consent to (i) the use of our opinion letter dated August 16, 2013 to the Board of Directors of Firstbank Corporation (“Firstbank”) as an Exhibit to the amended joint proxy statement/prospectus relating to the proposed merger of Firstbank with Mercantile Bank Corporation (“Mercantile”), which is part of the Registration Statement of Mercantile on Form S-4; and (ii) the references to our firm and such opinion in such amended joint proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations

/s/ Sandler O’Neill & Partners, L.P.

New York, New York

October 18, 2013